EXHIBIT 23.1      CONSENT OF INDEPENDENT AUDITORS



SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Essense Water, Inc., of our report dated October 28, 2011 on our audit of the financial statements of Essense Water, Inc. as of August 31, 2011 and 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended August 31, 2011 and 2010 and since inception on January 29, 2009, and the reference to us under the caption "Experts."



/s/ Seale and Beers, CPAs
-------------------------

Seale and Beers, CPAs
Las Vegas, Nevada
November 3, 2011















             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
                 50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                     Phone: (888)727-8251 Fax: (888)782-2351